Exhibit 4.2.2

JOINDER NO. 1 TO

REGISTRATION RIGHTS AGREEMENT

December 13, 2013

Wells Fargo Securities, LLC

Barclays Capital Inc.

c/o Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, NC 28202

U.S. Bank National Association

as collateral agent and trustee for the Holders

of the Notes pursuant to the Indenture

Re:                             Jack Cooper Holdings Corp. offering of 9.25% Senior Secured Notes due 2020

Ladies and Gentlemen:

This Joinder Agreement is made as of the date first written above (the “Joinder Agreement”) in accordance with the provisions of that certain Registration Rights Agreement (the “Registration Rights Agreement”) dated June 18, 2013, by and among JACK COOPER HOLDINGS CORP., a Delaware corporation, WELLS FARGO SECURITIES, LLC and BARCLAYS CAPITAL INC. and the subsidiary guarantors thereto.  Capitalized terms that are used herein without definition herein shall have the respective meanings ascribed to them in the Registration Rights Agreement.

The parties signatory hereto acknowledge, agree and confirm to the addressees hereof that, by execution of this Joinder Agreement, Axis Logistic Services, Inc., a Delaware corporation (“Axis”), Jack Cooper Rail and Shuttle, Inc. (“Rail”), Jack Cooper CT Services, Inc. (“CT” and collectively along with Axis and Rail, the “New Guarantors”), shall be deemed to be a party to the Registration Rights Agreement as of the date hereof as a “Guarantor” and shall have all of the rights and obligations of a “Guarantor” or a “Subsidiary Guarantor” thereunder as if it had executed the Registration Rights Agreement.  The New Guarantors hereby ratify, as of the date hereof, and agree to be bound by, all of the terms, provisions and conditions contained in the Registration Rights Agreement.

IN WITNESS WHEREOF, the parties have executed this Joinder Agreement as of the date first written above.

AXIS LOGISTIC SERVICES, INC., as Guarantor

By:	/s/ Michael Scott Testman
Name: Michael Scott Testman
Title: Chief Financial Officer

JACK COOPER RAIL AND SHUTTLE, INC., as Guarantor

By:	/s/ Michael Scott Testman
Name: Michael Scott Testman
Title: Chief Financial Officer

JACK COOPER CT SERVICES, INC., as Guarantor

By:	/s/ Michael Scott Testman
Name: Michael Scott Testman
Title: Chief Financial Officer

JACK COOPER HOLDINGS CORP.

By:	/s/ Michael Scott Testman
Name: Michael Scott Testman
Title: Chief Financial Officer

[Signature Page to Joinder No. 1 to June 18 Registration Rights Agreement]